As filed with the Securities and Exchange Commission on September 15, 1997

                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              BLESSINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      13-5566477
    (State or Other Jurisdiction of                    (I.R.S. Employer ID No.)
     Incorporation or Organization)

        200 Enterprise Drive
       Newport News, Virginia                                  23603
(Address of Principal Executive Office)                      (Zip Code)

                              BLESSINGS CORPORATION
                      Michael Carlson Compensation Contract
                            (Full Title of the Plan)

                                Wayne A. Durboraw
                              Blessings Corporation
                              200 Enterprise Drive
                             Newport News, VA 23603
                     (Name and Address of Agent for Service)

                                 (757) 887-2100
                          (Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                                 Proposed
 Title of                        Proposed         Maximum
Securities         Amount         Maximum        Aggregate        Amount of
  to be             to be      Offering Price     Offering       Registration
Registered       Registered      Per Share(1)     Price(1)          Fee(1)
===============================================================================
Common Stock,
($.71 par value     3,000         $13.00        $39,000.00          $100.00
 per share)
===============================================================================
(1) Pursuant to Rules 457(c) and 457(h), the registration fee was computed using $13.00 per share of Common Stock, the average of the high and low prices reported in the consolidated reporting system of the American Stock Exchange on September 8, 1997.

                                     PART II
                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


         Item 3:  Incorporation of Documents by Reference.

         The following  documents filed by Blessings  Corporation (the "Company"
or  the  "Registrant")   with  the  Securities  and  Exchange   Commission  (the
"Commission"), are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (b)      All reports  filed by the Company  pursuant to
Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended December 31, 1996.

                  (c) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form S-8, Registration Statement No. 2-45391, effective September 21, 1972.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated into this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement by reference modifies or replaces such statement.

         Item 4:  Description of Securities.

         Not applicable.

         Item 5:  Interest of Named Experts and Counsel.

         Not applicable.

         Item 6:  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys fees) incurred in connection with defense of settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VI of the Company's Bylaws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any limitations imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Officers and directors of the Company are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act" including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Certificate of Incorporation of the Company provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Twelfth shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Item 7:  Exemption from Registration Claimed.

         Not applicable.

         Item 8:  Exhibits.

                  4.1 Certificate of Incorporation of the Company and all amendments through Amendment dated December 15, 1994 (incorporated herein by reference to the Company's Form 10-K for the year ended December 31, 1994 filed with the Commission on or about March 28, 1995).

                  4.2 Bylaws of the Company, as amended (incorporated herein by reference to the Company's Registration Statement on Form S-8 filed with the Commission on or about October 16, 1993).

                  * 5.1 Opinion of Kaufman & Canoles, P.C.

                  *15.1 Letter re: unaudited financial information.

                  *23.1 Consent of Deloitte & Touche LLP.

                  *23.2 Consent of Kaufman & Canoles  (included in opinion filed as Exhibit 5.1).

                  *24.1 Power of Attorney (included on the signature pages
                        hereto).

                  *99.1 Blessings Corporation Stock Option Agreement.

                  *99.2 Michael Carlson Compensation Contract.

__________________
* Filed herewith.

         Item 9:  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file,  during  any  period  in which
offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           (2)      That, for the purpose of determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from  registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed it he Act and will be governed by the final adjudication of such issue

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Virginia, on this day of September 15, 1997.

                                     BLESSINGS CORPORATION



                                     By:   /s/Elwood M. Miller
                                           Elwood M. Miller
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James P. Luke and Wayne A. Durboraw, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities an on the dates indicated:

         Witness our hands and common seals on the date set forth below.


Signature

/s/Leonard Birnbaum                                September 9, 1997
Leonard Birnbaum, Director

/s/Joseph J. Harkins                               September 9, 1997
Joseph J. Harkins, Director

/s/John M. Hogg                                    September 9, 1997
John M. Hogg, Director

/s/James P. Luke                                   September 9, 1997
James P. Luke, Executive Vice
President, Chief Financial Officer,
Secretary and Director
(Principal Financial Officer)

/s/Elwood M. Miller                                September 9, 1997
Elwood M. Miller, President and Chief
Executive Officer and Director
(Principal Executive Officer)

/s/Richard C. Patton                               September 9, 1997
Richard C. Patton, Director

/s/Manuel Villarreal G.                            September 9, 1997
Manuel Villarreal G.,
President and Chief Executive Officer of
NEPSA, Director

/s/Robert E. Weber                                 September 9, 1997
Robert E. Weber, Director

/s/J. Donovan Williamson                           September 9, 1997
J. Donovan Williamson, Director

/s/Wayne A. Durboraw                               September 9, 1997
Wayne A. Durboraw, Controller
(Principal Accounting Officer)

                                  EXHIBIT INDEX

         The following exhibits are filed herewith unless otherwise indicated:

                                                                   Sequentially
      Exhibit                                                        Numbered
      Number                         Exhibit                           Page
        4.1   Certificate of Incorporation of the Company
              and all amendments through Amendment dated
              December 15, 1994 (incorporated herein by reference
              to the  Company's  Form 10-K for the year  ended           *
              December 31, 1994 filed with * the  Commission  on
              or about March 28, 1995).
        4.2   Bylaws of the Company,  as amended  (incorporated
              herein by reference to the  Company's   Registration       *
              Statement  on  Form  S-8  filed  with  the
              Commission on or about October 16, 1993).
      **5.1   Opinion of Kaufman & Canoles, P.C.
     **15.1   Letter re: unaudited financial information.
     **23.1   Consent of Deloitte & Touche LLP.
     **23.2   Consent of Kaufman & Canoles (included in opinion filed as
              Exhibit 5.1).
     **24.1   Power of Attorney (included on the signature pages hereto).
     **99.1   Blessings Corporation Stock Option Agreement.
     **99.2   Michael Carlson Compensation Contract.

----
* Not filed  herewith.  In accordance  with Rule 12b-32 of the General Rules and
Regulations  under  the  Securities   Exchange  Act  of  1934,  the  exhibit  is
incorporated by reference.
**Filed herewith.

                                                                  EXHIBIT 5.1



                               September 15, 1997



Blessings Corporation
200 Enterprise Drive
Newport News, VA  23603

Dear Sirs:

     In connection with the registration on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, of 3,000 shares ("Shares") of Common Stock of Blessings Corporation ("Company"), which may be issued pursuant to the terms of the Michael Carlson Compensation Contract ("Contract"), we hereby advise you that in our opinion the Shares will be validly issued, fully paid and non-assessable upon issuance pursuant to the terms of the Contract.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,

                                             /s/Kaufman & Canoles

                                             KAUFMAN & CANOLES, a professional
                                             corporation

                                                                 EXHIBIT 15.1



September 15, 1997

Blessings Corporation
Newport News, Virginia

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Blessings Corporation and subsidiaries for the periods ended March 31, 1997 and 1996 and June 30, 1997 and 1996, as indicated in our reports dated April 18, 1997 and July 18, 1997, respectively; because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which was included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, are being used in this Registration Statement.

     We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Regulation Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE,LLP
Richmond, Virginia

                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Blessings Corporation on Form S-8 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Blessings Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Richmond, Virginia
September 15, 1997

                                                                    EXHIBIT 99.1
                             BLESSINGS CORPORATION
                             STOCK OPTION AGREEMENT

     In accordance with new SEC Rule 16b-3 effective August 15, 1996, and with, but not under, the terms and provisions of the Blessings Corporation 1991 Stock Option Plan (the "1991 Plan") a copy of which is attached hereto and incorporated herein by reference, Blessings Corporation (the "Company") hereby grants to Michael Carlson (the "Grantee"), an employee of the Company, the following:

     (a) An option to purchase 3,000 shares of the Company's Common Stock, $.71 par value, at a price of $9.687 per share, subject to adjustment as provided in the 1991 Plan; and

     (b) 900 Stock Appreciation Rights, subject to adjustment as provided in the 1991 Plan.

         This grant shall be for a term commencing on the date hereof and ending on December 1, 2006.

     Grantee may exercise any Option in which Grantee is vested in accordance with the terms of the 1991 Plan by delivering written notice to the Corporate Secretary of the Company at the Company's office in Newport News, Virginia or such other address at which the Company may be located at the time, together with appropriate payment, as provided in such Plan, for the number of shares covered by such notice with respect to the exercise of an Option.

     Optionee acknowledges receipt of a copy of the 1991 Plan, and represents that he is familiar with its terms and provisions and accepts the option subject to all of its terms and provisions. Optionee has reviewed the 1991 Plan and the option in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. Optionee accepts as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the 1991 Plan, but with the understanding that the option has not been granted under the Plan, and accordingly optionee may be required to hold for two years before resale, any stock acquired upon exercise of the option, if such stock is not otherwise registered under the Securities Act of 1933.

                                             BLESSINGS CORPORATION

                                             By:  /s/James P. Luke
                                                  James P. Luke
                                                  Executive Vice President
                                                  Chief Financial Officer

                                             Date:  December 2, 1996

ACCEPTED:

/s/Michael C. Carlson
GRANTEE

Date:  December 30, 1996